           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTNG FIRM

The Board of Trustees
Oppenheimer Enterprise Fund:

We consent to the use in this Registration  Statement of Oppenheimer  Enterprise
Fund of our report  dated  September  22,  2004,  included in the  Statement  of
Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings  "Financial  Highlights"  appearing in
the  Prospectus,   which  is  also  part  of  such  Registration  Statement  and
"Independent  Registered  Public  Accounting Firm" appearing in the Statement of
Additional Information.

/s/KPMG LLP
-----------------
KPMG LLP

Denver, Colorado
October 22, 2004